UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2020

CYRUSONE INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood Street, Suite 2200
Dallas, TX 75201
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (972) 350-0060
_______________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CONE	The NASDAQ Global Select Market
1.450% Senior Notes due 2027	CONE27	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 26, 2020, the Board of Directors (the “Board”) of CyrusOne Inc., a Maryland corporation (the “Company”), elected Bruce W. Duncan as President & Chief Executive Officer and as a member of the Board, effective July 6, 2020 (the “Transition Date”). Mr. Duncan succeeds Venkatesh S. Durvasula, who has served as the Company’s interim President & Chief Executive Officer since February 20, 2020. In connection with Mr. Duncan’s appointment, the Board approved increasing the size of the Board by one director. The Company expects that Mr. Duncan will serve on the Board’s Executive Committee.
Biographical Information for Mr. Duncan
Mr. Duncan, age 68, has more than 40 years of diverse real estate management, development, and global investment experience. Mr. Duncan is currently Chairman of the Board of First Industrial Realty Trust, Inc. (“First Industrial Realty”), a real estate investment trust, a position he has held since January 2016. Previously, Mr. Duncan served as President of First Industrial Realty from January 2009 through September 2016 and Chief Executive Officer from January 2009 through November 2016. Mr. Duncan also presently serves as a director of Marriott International, Inc., Boston Properties, Inc., and T. Rowe Price Mutual Funds and as a senior advisor to Kohlberg Kravis & Roberts & Co., for which he previously served as a senior advisor from July 2008 until January 2009. In addition, Mr. Duncan served as Chairman of the Board of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”) from May 2005 to September 2016 and from April 2007 to September 2007, Mr. Duncan served as Chief Executive Officer of Starwood on an interim basis. From May 2005 to December 2005, Mr. Duncan was Chief Executive Officer and Trustee of Equity Residential (“EQR”), a publicly traded real estate investment trust, and held various positions at EQR from March 2002 to December 2005, including President, Chief Executive Officer and Trustee from January 2003 to May 2005, and President and Trustee from March 2002 to December 2002.
There is no family relationship between Mr. Duncan and any of the Company’s directors or executive officers. Mr. Duncan has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Employment Agreement with Mr. Duncan
In connection with Mr. Duncan’s appointment, CyrusOne Management Services LLC, a subsidiary of the Company, and Mr. Duncan entered into an employment agreement (the “Employment Agreement”) with a term ending on December 31, 2023, subject to automatic renewal for up to two successive one-year periods. The Employment Agreement provides that Mr. Duncan will be paid an annual base salary of $850,000 and be eligible to receive an annual performance bonus with a target amount equal to 150% of his base salary and a maximum amount equal to 300% of his base salary. In each of fiscal years 2021 and 2022, Mr. Duncan will receive an annual long-term incentive award with a grant date value of $4,875,000, consisting of 70% performance-based awards and 30% time-based awards, with such awards to be settled in either the Company’s common stock or cash, at the Company’s election. For the remainder of the term, Mr. Duncan will be eligible to continue receiving such long-term incentive awards.
In connection with his election, on the Transition Date, Mr. Duncan will receive (i) a sign-on equity award (the “Sign-On Award”) consisting of time-based restricted stock with a grant date value of $5,000,000, which will vest one-third on each of July 6, 2021, July 6, 2022 and July 6, 2023, and (ii) an equity award in respect of fiscal year 2020 with a grant date value of $4,875,000, consisting of (x) performance-based restricted stock units with a grant date value of $3,412,500 (based on target performance) and (y) time-based restricted stock with a grant date value of $1,462,500, each of which will vest on the same terms as the performance-based and time-based restricted stock units, as applicable, granted to executive officers of the Company in 2020. The Employment Agreement also provides that Mr. Duncan will be eligible for employee benefits generally provided to executive officers of the Company, including certain relocation assistance. Further, the Employment Agreement provides that, within 60 days of the Transition Date, Mr. Duncan may only serve on up to one other public company board of directors.

In the event that Mr. Duncan’s employment is terminated under conditions entitling him to severance, he will receive (i) a lump sum payment equal to two times the sum of his base salary and target bonus, (ii) a pro-rata annual bonus for the year of termination (based on actual performance), (iii) full vesting of his Sign-On Award, (iv) pro-rata vesting of his other time-based equity awards, with one additional year of service credited for vesting purposes, and pro-rata vesting (based on actual performance) of his performance-based equity awards, and (v) a lump sum payment equal to the value of one year of additional health and life insurance benefits. In the event that Mr. Duncan’s employment is terminated under conditions entitling him to severance in connection with a change in control of the Company, the amount in (i) above will be multiplied by three instead of two and his equity awards will vest in full, with performance-based awards vesting at 200% of target or, if actual performance meets the maximum criteria, at 300% of target.
The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1.
Transition and Separation Agreement with Mr. Durvasula
In connection with Mr. Durvasula’s termination, CyrusOne LLC, a subsidiary of the Company (the “Subsidiary”), and Mr. Durvasula entered into a Transition and Separation Agreement (the “Transition and Separation Agreement”), dated July 2, 2020. In order to effectuate a smooth transition, the Transition and Separation Agreement provides that Mr. Durvasula will remain employed with the Company as Consultant to the President and Chief Executive Officer from the Transition Date through August 1, 2020, at which point his employment with the Company will terminate and Mr. Durvasula will provide four months of consulting services to the Company.
The Transition and Separation Agreement provides that upon his termination of employment, in exchange for a release of claims, Mr. Durvasula will receive the severance payments and benefits he is entitled to receive upon a Termination Other than for Cause, Death or Disability under the terms of the Employment Agreement, dated January 24, 2013, between the Subsidiary and Mr. Durvasula, which was filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2013 as Exhibit 10.18 to the Company’s Annual Report on Form 10-K, as modified by the Omnibus Amendment Agreement, dated February 26, 2020, which was filed with the SEC on February 27, 2020 as Exhibit 10.1 to the Company’s Current Report on Form 8-K.
The foregoing summary of the Transition and Separation Agreement is qualified in its entirety by reference to the full text of the Transition and Separation Agreement, which is attached hereto as Exhibit 10.2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated as of June 26, 2020 by and between Bruce W. Duncan and CyrusOne Management Services LLC.
10.2	Transition and Separation Agreement, dated as of July 2, 2020 by and between Venkatesh S. Durvasula and CyrusOne LLC.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2020	CYRUSONE INC.

	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel
and Secretary
4